EXHIBIT 23

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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of Synergy Resources Corporation, whereby the Company proposes to sell 1,725,000 shares of its common stock. Reference is also made to Exhibit 5 included as part of this 8-K Report relating to the validity of the securities proposed to be sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.



HART & HART, LLC

/s/ William T. Hart

June 14, 2013